Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-209052) of our report dated March 7, 2016 relating to our audit of the consolidated financial statements of Cardinal Bankshares Corporation and its subsidiary, the Bank of Floyd (the “Company”), as of December 31, 2015 and for the year ended December 31, 2015, which appears in such Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

CERTIFIED PUBLIC ACCOUNTANTS

Blacksburg, Virginia

April 13, 2016